Exhibit 24(b)(8.126)
SECOND AMENDMENT TO
SELLLING AND SERVICES AGREEMENT AND FUND PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT (the “Amendment”) dated as of, June 1, 2013, by and between ING Life Insurance and Annuity Company (“ING Life”), ING Institutional Plan Services, LLC (“ING
Institutional”), ING Financial Advisers, LLC (“ING Financial”) (collectively “ING”), and Nuveen Securities LLC
(formerly Nuveen Investments, LLC)(“Distributor”), acting as agent for the registered open-end management investment companies whose shares are or may be underwritten by the Distributor (each a
“Fund” and collectively the “Funds”), is made to the Selling and Services Agreement and Fund Participation
Agreement dated as of September 11, 2007 (the “Agreement”), as amended on December 1, 2010. Terms defined in the Agreement are used herein as therein defined.

WHEREAS, ING and the Distributor, with respect to certain Plans described under the
Agreement invested in one or more funds listed on Attachment A of the Agreement (the “Funds”) and such Plans have retained ING to provide recordkeeping and related administrative services on behalf of the Plans and their Participants;

WHEREAS, Nuveen Investments, LLC changed its name to Nuveen Securities, LLC;

WHEREAS, the parties now desire to amend the Agreement to revise Attachment A to the agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and pursuant to Section 16(a) of the Agreement, the parties hereby agree to amend the
Agreement as follows:

1.	Attachment A to the Agreement is hereby deleted in its entirety and replaced with a new
Attachment A as attached hereto.

2.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year first set forth above.

ING LIFE INSURANCE AND ANNUITY		NUVEEN SECURITIES, LLC
COMPANY
By: /s/ Lisa Gilarde		By: /s/ Mark L. Winget
Name: Lisa Gilarde		Name: Mark L. Winget
Title: Vice President		Title: VP

ING FINANCIAL ADVISERS, LLC
By: /s/ Patrick J. Kennedy
Name: Patrick Kennedy
Title: President

ING INSTITUTIONAL PLAN SERVICES, LLC
By: /s/ Lisa Gilarde
Name: Lisa Gilarde
Title: Vice President

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ATTACHMENT A
AVAILABLE FUND AND APPLICABLE FEE

Except as otherwise specified below, this Agreement applies to all Funds and shares of Funds that are offered by the Distributor.
For services rendered by ING under this Agreement, ING shall receive the following fees:
All equity and taxable fixed-income Funds:

Share Class	Rule 12b-1 Fee	Shareholder
Servicing Plan Fee

I/Y Shares	%	%
A Shares	%	%
R3/R Shares	%	%
R6 Shares**	%	%

All equity-based index Funds:

Share Class	Rule 12b-1 Fee	Shareholder
Servicing Plan Fee

I/Y Shares	%	%
A Shares	%	%
R3/R Shares	%	%

** R6 shares are only available through financial intermediaries that have entered into an agreement with
Nuveen Investments to offer R6 shares.

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